UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 30, 2016

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 14, 2016, Cachet Financial Solutions, Inc. (the “Company”) filed with the United States Securities and Exchange Commission its Consent Solicitation Statement on Schedule 14A (the “Consent Solicitation Statement”) seeking stockholder approval for the matters set forth therein. As of June 29, 2016, the Company had received written consents approving the matters set forth in the Consent Solicitation Statement. As of the record date for the consent solicitation, there were issued and outstanding 42,203,643 shares of Cachet common stock, and 43,530 shares of Series C Convertible Preferred Stock (which on an as converted basis, were entitled to cast 14,614,212 votes).

The results of the voting on each of the matters set forth in the Consent Solicitation are set forth below:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Proposal 1: Election of Directors
Jeffrey C. Mack	30,765,497	257,520	36,975	3,945,158
Darin P. McAreavey	30,779,979	248,878	31,136	3,945,158
Michael J. Hanson	30,779,979	248,878	31,136	3,945,158
James L. Davis	30,772,979	255,878	31,136	3,945,158
Rod Jardine	30,792,337	236,520	31,136	3,945,158
Proposal 2: To approve a reverse stock split of the Company’s common stock, within a range of no less than one-for-five (1:5) and no more than one-for-twenty-five (1:25), with such ratio to be determined by the Board of Directors, in its sole discretion
	34,738,741	258,360	8,050	-
Proposal 3: To approve the 2016 Stock Incentive Plan
	30,734,197	317,746	8,050	3,945,158

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(Registrant)

By:	/s/ Bryan D. Meier
Bryan D. Meier
Executive Vice President and Chief Financial Officer

Dated:	July 5, 2016